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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        --------------------------------

                                    FORM 8-K

                        --------------------------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 29, 1997




                                 NETMANAGE, INC.
             (Exact name of registrant as specified in its charter)




           DELAWARE                     [0-15067]                  77-0252226

(State or other jurisdiction of  (Commission File Number)       (I.R.S. Employer
incorporation or organization)                               Identification No.)



                          10725 NORTH DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
          (Address of principal executive offices, including zip code)


                                 (408) 973-7171
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)



This report consists of 68 pages, including Exhibits 2.1 and 2.2.


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        (a) On July 29, 1997, NetManage (the "Company") acquired (the "Acquisition") from the shareholders of Network Software Associates, Inc., a California corporation ("NSA"), all of the issued and outstanding shares of NSA pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of July 8, 1997, by and among the registrant, NetManage, Inc., a Delaware corporation ("NetManage"), NSA, NetSoft, a California corporation and a subsidiary of NSA ("NetSoft"), the holders of all of the outstanding securities of NSA (the "NSA Shareholders") and the holders of all of the outstanding securities of NetSoft (the "NetSoft Shareholders"). Prior to the consummation of the Acquisition, NSA purchased all the shares of NetSoft held by the NetSoft Shareholders other than NSA, such that, as of the consummation of the Acquisition, NetSoft was a wholly-owned subsidiary of NSA. Pursuant to the Stock Purchase Agreement, the NSA Shareholders received a cash payment of $11.04282 for each NSA share purchased by NetManage, amounting to an aggregate cash payment of $20,716,339, including $101,151 for the settlement of a NSA Shareholder loan, but after deducting (i) $3,000,000 which was deposited in an escrow account as security for certain of the NSA Shareholders' obligations to indemnify NetManage for certain contingencies (the "Escrow Fund"), (ii) $1,921,717 related to the termination of NetSoft options, (iii) $338,095 for NSA legal expenses associated with the Acquisition and (iv) $125,000 for investment broker fees. The Escrow Fund will be distributed on a pro rata basis to the NSA Shareholders after the expiration of the Escrow Period (as that term is defined in the Stock Purchase Agreement) to the extent that claims by NetManage have not been made or are not outstanding against the Escrow Fund. The purchase price was paid in cash from the Company's working capital. The principle used to determine the amount of consideration was arms-length negotiation. Before the Acquisition, there was no material relationship between either NSA or NetSoft and NetManage or any of its affiliates, any director or officer of NetManage, or any associate of any such director or officer.

        NetSoft is a privately-held company specializing in the development, marketing and support of PC-to-Host connectivity software solutions, and NSA is a holding company for NetSoft. NSA and NetSoft have continued as wholly-owned subsidiaries of NetManage subsequent to the consummation of the transactions contemplated in the Stock Purchase Agreement, although most of NetSoft's and NSA's employees will become employees of NetManage.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial statements of business acquired. [To be filed by amendment.]

        (b)     Pro forma financial information. [To be filed by amendment.]

        (c)     The following exhibits are attached hereto and filed herewith:

                2.1 Stock Purchase Agreement between the registrant, Network Software Associates, Inc., a California corporation ("NSA"), NetSoft, a California corporation ("NetSoft"), the holders of securities of NSA and the holders of securities of NetSoft (the "Stock Purchase Agreement"), dated as of July 8, 1997.

                2.2 Press release dated July 30, 1997 announcing the consummation of the transactions contemplated in the Stock Purchase Agreement.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 1997                NETMANAGE, INC., a Delaware corporation



                                    By:  /s/ Walter D. Amaral
                                         --------------------------------------
                                         Walter D. Amaral
                                         Senior Vice President, Finance and
                                         Chief Financial Officer


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                                 NETMANAGE, INC.
                                  EXHIBIT INDEX
                                   TO FORM 8-K


Exhibit No.            Description
-----------            -----------

2.1 Stock Purchase Agreement by and among the registrant, Network Software Associates, Inc., a California corporation ("NSA"), NetSoft, a California corporation
                       ("NetSoft"), holders of securities of NSA and holders of securities of NetSoft (the "Stock Purchase Agreement"), dated as of July 8, 1997

2.2 Press release dated July 30, 1997 announcing the consummation of the transactions contemplated in the Stock Purchase Agreement


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